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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

Name                                     State of Incorporation
----------------------------             --------------------------------------
Westland Associates, Inc.                California
Logic Technology Group, Inc.             California
Westminister Finance, Inc.               California
One Source Industries, LLC               California
Physician Advantage, LLC                 California